Exhibit 99.1
Tattooed Chef Reports 2023 First Quarter Financial Results
Provides Progress on Previously Announced Cost Reduction Initiatives and Updates Outlook
Announces Filing of 2022 Form 10-K and 2023 First Quarter Form 10-Q
Paramount, CA - May 15, 2023 – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant-based foods, today announced financial results for the first quarter ended March 31, 2023 (“Q1 2023”). The Company also announced that it has filed its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the period ended March 31, 2023 with the Securities and Exchange Commission.
The Company also provided an update on its previously announced cost reduction initiatives, current business and operating activities, and outlook.
“Our results for Q1 2023 reflect progress towards our previously announced cost reduction and expansion initiatives,” said Sam Galletti, President and CEO. “We reduced total operating expenses by 37%, or $8.6 million, in Q1 2023 compared to the first quarter of 2022 (“Q1 2022”). We also reported narrowed net losses and narrowed Adjusted EBITDA** losses compared to Q1 2022, despite a decline in net revenue. Our progress is further evidenced when comparing Q1 2023 to the fourth quarter ended December 31, 2022 (“Q4 2022”). Comparing Q1 2023 to Q4 2022, we improved our gross loss by $8.6 million, reduced total operating expenses by $4.2 million (excluding non-cash charges incurred in Q4 2022), and narrowed our net loss and Adjusted EBITDA** loss by approximately $10 million (excluding non-cash goodwill impairment incurred in Q4 2022) and $12.5 million, respectively.
“Our focus has shifted from growth to profitability, and we are implementing the actions required to meet client and consumer demand and ensure our long-term success. We remain confident in our ability to achieve cost savings of up to $40 million or more in 2023. We now expect to reach breakeven Adjusted EBITDA** and become cash flow neutral during the third quarter of 2024 through a combination of continuing cost reductions, efficiency gains, inventory management, rationalization of underperforming products, new product introductions, and targeted retail expansion. This is hard work, but it is also my life’s work and I and the rest of Tattooed Chef team are committed to seeing it through.”
“As a mission driven brand, we deliver great tasting, better-for-you food, that is beneficial for people and the planet,” said Sarah Galletti, Chief Creative Officer and the Tattooed Chef. “With the concept of nostalgic, tasty, innovative, plant-based food as our true north, we believe the future for Tattooed Chef is incredibly meaningful and exciting.”
2023 First Quarter Overview
•Net revenue declined by $8.6 million, or 12.7%, to $59.1 million from $67.7 million in Q1 2022, due primarily to a decline in Tattooed Chef branded products with one customer as previously disclosed during Q3 last year, and higher trade promotional spend reflected our support of a seasonally higher focus by our club customers on healthy eating products during Q1 2023 as compared to Q1 2022.

•Cost of goods sold declined nominally to $63.2 million from $63.6 million in Q1 2022. Cost of goods sold was impacted by inflationary pressure on raw materials and packaging costs that impacted some of the Company’s best-selling products, higher labor and third-party services, and open capacity at the manufacturing sites. The Company continues to focus on building more efficient distribution networks and production lines through automation, along with the integration of an ERP system throughout all facilities.
•Gross loss was $(4.1) million as compared to gross profit of $4.1 million in Q1 2022, which was primarily due to inflationary pressures on raw materials and packaging, and the increase in trade spend.
•Operating expenses declined by $8.6 million, or 37%, to $14.7 million from $23.3 million in Q1 2022. The decrease was primarily driven by the Company’s previously announced cost reduction initiatives.
•Net loss narrowed to $(19.0) million, or $(0.23) per share, from a net loss of $(20.2) million, or $(0.25) per share, in Q1 2022.
•Adjusted EBITDA** loss narrowed to $(15.3) million from Adjusted EBITDA** loss of $(16.0) million in Q1 2022.
Select Financial Information Comparing Q1 2023 to Q4 2022

(in 000s, unaudited)	Q1 2023	Q4 2022	Change
Net revenue	$59,092	$51,393	$7,699
Cost of Goods Sold	$63,239	$64,120	$(881)
Gross Loss	$(4,147)	$(12,727)	$(8,580)
Total Operating Expenses	$14,706	$44,502	$(29,796)
Net Loss*	$(19,028)	$(54,726)	$(35,698)
Adjusted EBITDA ** Loss	$(15,346)	$(27,877)	$(12,531)
*Total Operating Expenses and Net loss for Q4 2022 included non-cash goodwill impairment charge of $25.6 million related to a US GAAP goodwill impairment
**Adjusted EBITDA is a Non-GAAP measurement. See “Non-GAAP Measures” below.
Launch of New Refrigerated and Ambient Plant-Based Products
During Q1 2023, the Company launched its new refrigerated Oat Butter Bars, with initial exposure at select small retailers. In Q2 2023, the Company secured initial shelf space for its ambient Grain Free Tortilla Chips at Target. These new products represent the Company’s expansion outside the freezer aisle.
Financial Condition
At March 31, 2023, cash was $3.5 million compared to $5.8 million at December 31, 2022 and the net amount drawn on the Company’s line of credit was approximately $4.0 million during Q1 2023. Net cash used in operating activities was $(5.7) million compared to net cash used in operating activities of $(26.4) million in Q1 2022. Capital expenditures totaled $0.5 million and primarily reflected general business needs.
The Company is seeking to raise additional debt or equity capital in the near future. see further disclosures in 2022 Form 10-K and 2023 first quarter 10-Q.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

2023 Outlook
The Company's business and operations continue to be affected by a variety of macroeconomic issues, including inflation, rising interest rates, recession fears, increased competition, and supply chain disruptions, and their potential impact on consumer behavior and consumer demand for our products. The Company also expects some quarter-to-quarter fluctuations in its results, specifically in the 2023 second quarter due to an operational disruption at a cold storage vendor that is impacting certain delivery schedules.
Based on current business conditions and outlook, the Company is providing the following outlook for the full year 2023:
•Net revenues are expected to be in the range of $200 to $205 million, as compared to net revenues of $231 million in 2022.
•Annual costs savings of approximately $40 million, generated by several factors, including:
◦$15 million reduction in 2023 marketing expenses to an estimated $12 - $17 million, as compared to 2022 marketing expenses of $25.6 million
◦$6 million in operational and automation-derived savings, primarily driven by a reduction in labor and increased productivity in the same footprint;
◦$7 million reduction in promotional programs (contra revenue) that are estimated to produce approximately $7 million in cost savings
•Gross margin should continue to improve on sequential quarterly basis during 2023.
Conference Call and Webcast
The Company will host a conference call on Tuesday, May 16 at 4:30 p.m. Eastern Time. Investors interested in participating in the live call can dial:
•(877) 407-9753 from the U.S.
•(201) 493-6739 internationally.
The call will be webcast and available on the Investors section of the Company’s website at www.tattooedchef.com. The webcast will be archived for 30 days.
About Tattooed Chef
Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, cauliflower pizza crusts, wood-fired plant-based pizzas, handheld burritos, quesadillas, and Mexican entrees, which are available in the frozen food sections of leading national retail food and club stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.
Follow us on social: Facebook, Instagram, TikTok, Twitter, and LinkedIn and Taste the Jams on Spotify.

Forward Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “trend,” “accelerate,” “expansion,” “new,” “leverage,” “continues,” “maintains,” “opportunities,” “outlook,” “next,” “achieve,” “become,” “increase,” “expand,” “beyond,” “potential,” “growth,” “pipeline,” “guidance” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to successfully reduce spending; the ability to achieve positive EBITDA or cash flow; the ability to raise additional debt or equity capital on acceptable terms, or at all; the ability to achieve anticipated cost savings; the ability to build brand awareness and continue to launch innovative products; continued acceptance of Tattooed Chef branded products by new retail customers; the ability to increase in-store count and points of distribution; the outcome of any legal proceedings that may be instituted against Tattooed Chef; the ability to effectively and efficiently integrate recent and/or new acquisitions; competition and the ability of the business to grow and manage growth profitably; the impact of inflation, particularly with respect to freight and container expenses; the effect of possible supply chain disruption; uncertainty around the ability to bring the new operational sites up to full capacity; our ability to raise prices without decrementing sales volumes; and other risks and uncertainties indicated from time to time in our annual report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”), including those under “Risk Factors” therein, and other factors identified in past and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by COVID-19 or hostilities in Ukraine. Tattooed Chef undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Measures
The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including Adjusted EBITDA. The Company defines EBITDA as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back non-cash items, acquisition and integration costs, business transformation initiatives, and infrequent or unusual losses and gains in a non-recurring nature. The Company’s management uses this non-GAAP financial metric and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes this non-GAAP financial metric is useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

INVESTORS
Stephanie Dieckmann, CFO	Devin Sullivan, Managing Director
Tattooed Chef	The Equity Group Inc.
(562) 602-0822	dsullivan@equityny.com

TATTOOED CHEF, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except for share information)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash	$3,509	$5,782
Accounts receivable, net	25,128	20,976
Inventory	59,359	77,957
Prepaid expenses and other current assets	5,051	4,351
TOTAL CURRENT ASSETS	93,047	109,066
Property, plant and equipment, net	71,472	73,052
Operating lease right-of-use asset, net	18,462	19,231
Finance lease right-of-use asset, net	5,426	5,468
Intangible assets, net	1,565	1,653
Other assets	329	297
TOTAL ASSETS	$190,301	$208,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$50,728	$57,235
Accrued expenses	10,584	7,615
Line of credit	24,329	20,314
Notes payable, current portion	4,996	5,056
Forward contract derivative liability	150	447
Operating lease liabilities, current portion	2,365	2,437
Other current liabilities	408	269
TOTAL CURRENT LIABILITIES	93,560	93,373
Warrant liability	9	6
Operating lease liabilities, net of current portion	15,068	15,604
Notes payable, net of current portion	1,058	1,183
Notes payable of related parties, net of current portion	10,000	10,000
TOTAL LIABILITIES	119,695	120,166
COMMITMENTS AND CONTINGENCIES (See Note 16)

STOCKHOLDERS’ EQUITY
Preferred stock - $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock- $0.0001 par value; 1,000,000,000 shares authorized; 83,658,357 shares and 83,658,357 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	8	8
Additional paid in capital	255,093	254,190
Accumulated other comprehensive loss	(1,604)	(1,674)
Accumulated deficit	(183,267)	(164,182)
TOTAL STOCKHOLDERS’ EQUITY ATTRIBUTABLE TO TATTOOED CHEF, INC.	70,230	88,342
Noncontrolling interest	376	259
TOTAL STOCKHOLDERS’ EQUITY	70,606	88,601
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$190,301	$208,767
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

TATTOOED CHEF, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (unaudited)
(in thousands, except for share and per share information)

	Three Months Ended March 31,
	2023	2022
Net revenue	$59,092	$67,688
Cost of goods sold	63,239	63,621
Gross (loss) profit	(4,147)	4,067
Operating expenses	14,706	23,332
Loss from operations	(18,853)	(19,265)
Interest expense	(457)	(41)
Other income (expense), net	416	(611)
Loss before provision for income taxes	(18,894)	(19,917)
Income tax expense	134	256
Net loss	(19,028)	(20,173)
Less: net income attributable to noncontrolling interests	57	—
Net loss attributable to Tattooed Chef, Inc.	$(19,085)	$(20,173)

Net loss per common share
Basic	$(0.23)	$(0.25)
Diluted	$(0.23)	$(0.25)

Weighted average common shares
Basic	83,251,691	82,237,898
Diluted	83,251,691	82,237,898

Other comprehensive loss, net of tax
Foreign currency translation adjustments	70	(430)
Comprehensive loss	(18,958)	(20,603)
Less: comprehensive income attributable to the noncontrolling interest	57	—
Comprehensive loss attributable to Tattooed Chef, Inc. stockholders	$(19,015)	$(20,603)
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

TATTOOED CHEF, INC.
Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended
(in thousands)	3/31/2023	3/31/2022	12/31/2022
Net loss	$(19,028)	$(20,173)	$(54,726)
Interest	457	41	361
Income tax expense	134	256	412
Depreciation and amortization	2,200	1,507	1,693
EBITDA	(16,237)	(18,369)	(52,260)
Adjustments
Goodwill impairment	—	—	25,552
Stock compensation expense	903	1,287	1,605
Loss (gain) on foreign currency forward contracts	150	1,023	(2,104)
Loss (gain) on warrant remeasurement	3	(207)	(127)
Unrealized foreign currency gains	(165)	—	(1,063)
Acquisition expense	—	105	5
ERP implementation	—	159	515
Total adjustments	891	2,367	24,383
Adjusted EBITDA	$(15,346)	$(16,002)	$(27,877)